UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2023

PRAXIS PRECISION MEDICINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39620	47-5195942
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Praxis Precision Medicines, Inc.

99 High Street, 30th Floor

Boston, Massachusetts 02110

(Address of principal executive offices, including zip code)

(617) 300-8460

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRAX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2023, Nicole Sweeny, Chief Commercial Officer of Praxis Precision Medicines, Inc. (the “Company”), and the Company determined that, considering the current priorities of the Company, Ms. Sweeny would depart from the Company, effective March 31, 2023. Ms. Sweeny’s departure is not the result of any dispute or disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

On March 21, 2023 (the “Separation Date”), the Company and Ms. Sweeny entered into a Separation Letter Agreement (the “Separation Agreement”) pursuant to which, provided that Ms. Sweeny does not revoke the Separation Agreement within seven days of signing it and complies with the terms of the Separation Agreement, including her grant of a general release of claims in favor of the Company and its affiliates, the Company will (i) continue to pay Ms. Sweeny’s base salary for a period of nine months from the Separation Date (the “Severance Period”) and (ii) should Ms. Sweeny elect to continue receiving group medical and dental coverage through COBRA, continue to pay the portion of the premium for Ms. Sweeny’s coverage that it would pay for active and similarly situated employees during the Severance Period, unless Ms. Sweeny is no longer eligible for COBRA coverage or becomes eligible for coverage by a subsequent employer. The Separation Agreement also includes other customary provisions.

The foregoing description is qualified in its entirety by the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

The Company has conducted a periodic evaluation of its priorities, focused on delivering key milestones, including completion of the end of phase 2 meeting with the FDA for ulixacaltimide that would then enable initiation of a Phase 3 study for the treatment of essential tremor, and the read-out of its current studies for PRAX-562 and PRAX-222. As a result of the evaluation, the Company has realigned its projected expenses and personnel needed to deliver on those milestones, which the Company expects will extend its current cash runway into the second quarter of 2024.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding the clinical development of ulixacaltamide, the timing of current studies for PRAX-562 and PRAX-222, and the Company’s cash runway. The forward-looking statements included in this Current Report on Form 8-K are subject to a number of risks, uncertainties and assumptions, including, without limitation, uncertainties inherent in clinical trials, the expected timing of submission for regulatory approval or review by governmental authorities and other risks as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its other filings with the Securities and Exchange Commission. These statements are based only on facts currently known by the Company and speak only as of the date of this Current Report on Form 8-K. As a result, you are cautioned not to rely on these forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Separation Letter Agreement, dated as of March 21, 2023, by and between Praxis Precision Medicines, Inc. and Nicole Sweeny
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXIS PRECISION MEDICINES, INC.

Date: March 21, 2023	By:	/s/ Marcio Souza
Marcio Souza
Chief Executive Officer